UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

JCM Partners, LLC (the "Company") held its annual meeting of Members on June 28, 2007. Over 84% of the Company’s outstanding Class 1, 2 and 3 Units and Series B Preferred Units, including the Units held by the Company’s subsidiary (the "Units and Preferred Units") were present at the meeting (with over 61%, 83%, 91% and 95% of the Company’s outstanding Class 1, 2 and 3 Units and Series B Units, respectively, present at the meeting). Under our Operating Agreement, Units and Preferred Units held by our subsidiary do not vote in the election of Managers. Over 77% of the Company’s Units and Preferred Units held by our Members, excluding JCM’s subsidiary, were voted at the meeting (with over 42%, 75%, 87% and 95% of the Company’s outstanding Class 1, 2 and 3 Units and Series B Units, respectively, voting at the meeting). At the meeting, our Members voted to elect Henry Conversano, Ken C. Dawson and Henry Doorn, Jr. as Group II Managers as follows:

Nominee Votes "For" Votes "Withheld"
Henry Conversano 51,863,775 123,572
Ken C. Dawson 51,589,981 397,366
Henry Doorn, Jr. 51,589,981 397,366

Since there were three nominees for three positions, and each of the three nominees received at least one affirmative vote, each nominee was re-elected. Therefore, Messrs. Conversano, Dawson and Doorn were re-elected to the Board of Managers.

Pursuant to the Company’s Operating Agreement, the following Managers continued as Managers after the annual meeting:

Frank Deppe
Marvin Helder
Kenneth J. Horjus
Gayle Ing
Deborah K. Jansen
Michael W. Vanni

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

July 2, 2007	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: President and Chief Executive Officer